UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2014

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8439 West Sunset Blvd., Suite 101

West Hollywood, CA 90069

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definition Agreement

The information regarding the Director Retention Agreement set forth under Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2014, J. Mitchell Lowe (the “Director”) was elected to the board of directors of Medbox, Inc. (the “Company”).

Mr. Lowe, 62, was previously a co-founder of Netflix and a former president of Redbox, Inc. Mr. Lowe has been a groundbreaking leader in the home entertainment and tech industries since the 1980s, when he started Video Droid, a rental movie vending machine and store. After starting Video Droid and spending years crafting websites for video stores, Mr. Lowe was asked to help in the formation of Netflix in partnership with Marc Randolph and Reed Hasting. He served as Vice President of Business Development and strategic alliances for Netflix from 1998 to 2003, departing just after their initial public offering to join a small team from McDonald’s to form what became Redbox DVD Rental Kiosks. At Redbox, Mr. Lowe began as Chief Operating Officer, becoming President in early 2009, and playing a pivotal role in scaling Redbox from a handful of rental kiosks to nearly 32,000 kiosks and over $1.5 billion in annual revenue. Since leaving Redbox in 2011, he has served as an independent consultant for entrepreneurs and startups. He was CEO of Quarterly Co., which is a mail subscription service, from September 2012 to July 2014.

Mr. Lowe entered into a Director Retention Agreement with the Company and its majority shareholder effective as of March 3, 2014. The term expires on March 31, 2016, unless Mr. Lowe is elected to a subsequent term, which would cause the term of the agreement to extend until March 31, 2017. Pursuant to the agreement, Mr. Lowe receives a fee of $4,000 per month during the term, which may be adjusted to $5,000 per month as determined by the CEO of the Company and Mr. Lowe. Mr. Lowe received the following award under the Medbox 2014 Equity Incentive Plan pursuant to the agreement: during the first year of the agreement, the Company issued 178,125 shares of Restricted Stock, vesting over a six month period beginning September 1, 2014, and 65,625 Restricted Stock Units, vesting over a six month period beginning September 1, 2014. For each of his second and third year of service (if elected for a third year), Mr. Lowe will receive 100,000 shares of stock, comprised of 75,000 shares of restricted stock vesting quarterly over a 12 month period, and 25,000 Restricted Stock Units vesting quarterly over a 12 month period.

The foregoing description of Mr. Lowe’s Director Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Lowe Director Retention Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: March 25, 2015	By:	/s/ C. Douglas Mitchell
		Name:	C. Douglas Mitchell
		Title:	Chief Financial Officer